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                                 Exhibit 23

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36233) pertaining to the 1988 Stock Option Plan of Strategia Corporation of our report dated March 26, 1998, with respect to the consolidated financial statements of Strategia Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                                             /s/ Ernst & Young LLP


Louisville, Kentucky
March 26, 1998